Exhibit 10.1

                  B/E AEROSPACE GROUP EXECUTIVE INCENTIVE PLAN
                        CHAIRMAN, CEO, SR. VP'S - FY 2005

Purpose
The purpose of the plan is to encourage significant contributions to the success of the respective Groups and Corporation.

Eligibility
The Board of Directors will determine participation in the Plan. It will include the Chairman, CEO, and Sr. Vice Presidents (CAPG and CFO). The Company's Vice President of Human Resources will ensure consistent eligibility requirements and administration throughout the corporation.

Definitions
The Threshold is 90% of the planned metric (EBIT, operating cash flow, revenues and gross margin). Each metric accounts for a percentage of your incentive compensation as stated below and may be achieved independent of the other metrics.

Your maximum incentive compensation is 100% of base salary split among the four performance metrics as weighted below. The actual amount of incentive compensation will be based upon achievement of the performance metrics and your contribution to the stated objectives.

Performance Metrics
During 2005, we will use four operating performance measures which are weighted as follows: 1) earnings before interest and taxes (EBIT)-30% of bonus, 2) operating cash flow which is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) plus or minus the change in working capital (exclusive of cash) less capital expenditures-40% of bonus, 3) revenues-10% of bonus, and 4) gross margin-20% of bonus. Each performance measure will be evaluated independent of the other metrics.

Allocation of Incentive Awards
Business goals and objectives will be established for the Corporation and the Group/Business Units at the beginning of the fiscal year. These goals and objectives will be reviewed and submitted for approval by the President and Chief Executive Officer and Chairman to the Board of Directors' Compensation Committee. The amount of the incentive award will be expressed as a percentage of base salary as of the last day of the fiscal year.

The participant's recommended award, if any, shall be directly correlated to the participant's individual effect on the achievement of the business goals and objectives specified in this plan. For example, individuals with outstanding performance are eligible to receive the maximum award; those whose performance is less than satisfactory may receive little or no award.


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A kicker award of 20% (paid upon exceeding the corporate targets and metrics)
will increase the total potential award up to 120%.

Measurements
The goals and objectives are based upon achieving EBIT, operating cash flow, revenues and gross margin targets at the Site level. Site awards are based on site performance independent of group or corporate performance. If the Site and the Group meet or exceed their plans, the participants will be entitled to up to an additional 20% of base salary. While the Board of Directors may make certain exceptions, in order for an individual to receive any payout under this plan, the site must exceed 90% of its planned EBIT, operating cash flow, revenues and gross margin targets in order to receive a bonus. Awards will be expressed as a percentage of base salary.

Measurement Perspective
Incentive compensation will be awarded on the following basis for each of the four metrics. Each must be calculated separately. The total awarded is the sum of the four metrics pursuant to the table below:



                          EBIT                      Percentage of base
                          ----                      ------------------
               Percentage of plan realized                Bonus
      ----------------------------------------      ------------------

              90%                                             0%
              91%                                             3%
              92%                                             6%
              93%                                             9%
              94%                                            12%
              95%                                            15%
              96%                                            18%
              97%                                            21%
              98%                                            24%
              99%                                            27%
             100%                                            30%


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               OPERATING CASH FLOW                  Percentage of base
               -------------------              ----------------------------
           Percentage of plan realized                    Bonus
      ----------------------------------------  ----------------------------

           90%                                               0%
           91%                                               4%
           92%                                               8%
           93%                                              12%
           94%                                              16%
           95%                                              20%
           96%                                              24%
           97%                                              28%
           98%                                              32%
           99%                                              36%
          100%                                              40%



                           REVENUES                       Percentage of base
                           --------                   --------------------------
                  Percentage of plan realized                    Bonus
         -------------------------------------------  --------------------------

                    90%                                                  0%
                    91%                                                  1%
                    92%                                                  2%
                    93%                                                  3%
                    94%                                                  4%
                    95%                                                  5%
                    96%                                                  6%
                    97%                                                  7%
                    98%                                                  8%
                    99%                                                  9%
                   100%                                                 10%



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               GROSS MARGIN                                Percentage of base
               ------------                           --------------------------
               Percentage of plan realized                        Bonus
               ------------------------------------   --------------------------

                      90%                                                0%
                      91%                                              2.0%
                      92%                                              4.0%
                      93%                                              6.0%
                      94%                                              8.0%
                      95%                                             10.0%
                      96%                                             12.0%
                      97%                                             14.0%
                      98%                                             16.0%
                      99%                                             18.0%
                     100%                                             20.0%


Administration of the Plan
The Chairman, the President and Chief Executive Officer and the Corporate Sr. Vice President of Administration and Chief Financial Officer will review attainment of the business plan goals and objectives at the close of the fiscal year.

Awards will be distributed as soon as practicable after the close of the fiscal year.

Participants in the plan who enter after the start of the fiscal year may receive a prorated award.

Exceptions and adjustments may be made at the discretion of the President and Chief Executive Officer and Chairman to the Board of Directors' Compensation Committee.

Employee Benefits, Taxes and Deductions
Awards paid under this plan are subject to applicable taxes, withholding as required by law, 401(k) contributions and other payroll deductions.

Transfer or Change of Assignment
A participant transferring into or out of qualifying positions during the fiscal year may receive a prorated award based on a share of time spent in the qualifying assignment.

Eligibility requirements must be met.

Termination of Employment
Any participant who resigns or is dismissed from employment with B/E Aerospace, Inc., or who is not on the active payroll at the time of the award payments, will not be eligible for an award.



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Nothing in the plan will be construed to give any employee any right to continue in the employment of the company or to continue on any assignment. Further, nothing in this plan will interfere in any way with the right of the company or the right of the responsible manager to terminate the employment of any employee affected by this plan at any time.


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